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                                                                    EXHIBIT 23.3

             [RYDER SCOTT COMPANY PETROLEUM CONSULTANTS LETTERHEAD]

                      CONSENT OF RYDER SCOTT COMPANY, L.P.

     As independent oil and gas consultants, Ryder Scott Company, L.P. hereby consents to the incorporation by reference in this Form 10-K, to be filed with the Securities and Exchange Commission on or about March 27, 2002, of information from our reserve reports dated February 21, 2002, entitled "Estimated Future Reserves and Income Attributable to Certain leasehold Interests as of December 31, 2001" and all references to our firm included in or made a part of the Chesapeake Energy Corporation Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such 10-K.

                                                   /s/ RYDER SCOTT COMPANY, L.P.
                                                   -----------------------------
                                                       RYDER SCOTT COMPANY, L.P.

Houston, Texas
March 27, 2002